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                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           Filed by the Registrant [x]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

         [ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the Commission Only (as
                                                     permitted by Rule 14a-6(e)(2))

         [ ] Definitive Proxy Statement

         [ ] Definitive Additional Materials

         [X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BRANTLEY CAPITAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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         (2) Form, schedule or registration statement no.:

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         (3) Filing party:

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         (4) Date filed:

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                                       2
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FOR IMMEDIATE RELEASE


              BRANTLEY CAPITAL CORPORATION ANNOUNCES RESIGNATION OF
                     JAMES M. SMITH FROM BOARD OF DIRECTORS

CLEVELAND, JULY 3, 2002 - Brantley Capital Corporation (Nasdaq: BBDC) today announced that James M. Smith, a Director of the Company, has decided to resign from the Brantley Capital Board of Directors because current market conditions require him to devote all of his time to his primary business responsibilities.

"We appreciate Jim's important contributions to Brantley Capital and we wish him well," said Robert P. Pinkas, Chairman and Chief Executive Officer of Brantley Capital Corporation. "We certainly understand and support Jim's commitment to his primary responsibilities as a portfolio manager and regret the pressures that caused his resignation. We believe that his resignation is a direct result of a campaign initiated by dissident stockholder Phillip Goldstein to intimidate hard working board members who are committed to enhancing shareholder value. In addition, Brantley Capital has required considerably more time from our directors than the typical public company board. "

The Company noted that during his Board tenure Mr. Smith consistently supported the Brantley Capital Board's plans to enhance shareholder value and was opposed to the premature liquidation of the Company's private equity portfolio.

IMPORTANT INFORMATION

On June 27, 2002, Brantley Capital Corporation (Brantley) filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) relating to Brantley's solicitation of proxies from the stockholders of Brantley with respect to the Brantley 2002 Annual Meeting of Stockholders. Brantley will prepare and file with the SEC a definitive proxy statement relating to its solicitation of proxies. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The preliminary proxy statement is, and the definitive proxy statement (when it becomes available) will be, available for free at http://www.sec.gov. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Brantley's shareholders is available in the preliminary proxy statement filed with the SEC on Schedule 14A on June 27, 2002.

FORWARD-LOOKING STATEMENTS

The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in the company's periodic filings with the Securities and Exchange Commission.

                                    - more -

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                                      - 2 -

ABOUT BRANTLEY CAPITAL CORPORATION
Brantley Capital Corporation is a publicly traded business development company primarily providing equity and long-term debt financing to small and medium-sized private companies throughout the United States. The Company's investment objective is to achieve long-term capital appreciation in the value of its investments and to provide current income primarily from interest, dividends and fees paid by its portfolio companies. For further information, please visit the Company's website at http://www.BrantleyCapital.com.

CONTACT:
       Brantley Capital Corporation       Joele Frank, Wilkinson Brimmer Katcher
       Tab Keplinger                      Matthew Sherman
       216-283-4800                       212-355-4449

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